SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s Internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michael W. Reid or Thomas E. Wirth at michael.reid@slgreen.com or tom.wirth@slgreen.com or at 212-594-2700.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the year ended December 31, 2003 that will subsequently be released on Form 10-K to be filed on or before March 15, 2004.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Joint Venture Statements
Statement of Stockholders’ Equity
Funds From Operations

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS FOURTH QUARTER 2003 UNAUDITED

FINANCIAL RESULTS

Funds From Operations (FFO) before minority interests, for the fourth quarter 2003 totaled $35.2 million, or $0.89 per share (diluted), a 2% increase compared to the same quarter in 2002 when FFO totaled $30.6 million, or $0.87 per share (diluted).

For the year ended December 31, 2003, operating results improved 5% as FFO before minority interests totaled $128.8 million, or $3.48 per share (diluted), compared to $116.2 million, or $3.32 per share (diluted), for the same period in 2002.  The increase is primarily attributable to net external growth including the acquisitions of 220 East 42nd Street and condominium interests in 125 Broad Street in the first quarter of 2003.

Net income available for common shareholders for the fourth quarter 2003 totaled $21.7 million, or $0.58 per share (diluted), an increase of 7% as compared to the same quarter in 2002 when net income totaled $16.7 million, or $0.54 per share (diluted).  The increase is primarily due to the $3.1 million ($0.08 per share) gain from the sale of 321 West 44th Street partially offset by increased depreciation from the first quarter acquisitions of 220 East 42nd Street and 125 Broad Street.

Net income available to common shareholders for the year ended December 31, 2003 totaled $90.4 million, or $2.66 per share (diluted), an increase of 27% as compared to the same period in 2002 when net income totaled $64.6 million, or $2.09 per share (diluted).  The increase is primarily due to $24.4 million ($0.62 per share) in gains recognized on the sales of 50 West 23rd Street, 1370 Broadway and 321 West 44th Street.

Funds available for distribution (FAD) for the fourth quarter 2003 decreased to $0.53 share per share (diluted) versus $0.72 per share (diluted) in the prior year, a 26% decrease.  The decrease is primarily due to the $6.8 million increase in tenant improvements and leasing commissions due to increased leasing volume.  Leasing volume, including early renewals, increased from 165,000 square feet in 2002 to 665,000 square feet in 2003.

The Company’s dividend payout ratio was 56.4% of FFO and 95.1% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 43% in the fourth quarter to $86.6 million, compared to $60.7 million last year.  The $25.9 million growth in revenue resulted from the following items:

•                  $17.4 million increase from 2003 acquisitions

•                  $2.3 million increase from the 2003 same-store portfolio

•                  $1.4 million increase from affiliate revenue that was previously unconsolidated

•                  $3.9 million increase in preferred equity and investment income

•                  $0.9 million increase in signage and other income

The Company’s EBITDA increased $8.0 million to $45.7 million; however, margins before ground rent decreased to 67.7% compared to 78.1% for the same period last year.  The decrease in margins is primarily due to a reduction (i) in GAAP NOI margins, (ii) increased MG&A costs and (iii) lower equity income from unconsolidated joint ventures, partially offset by higher investment and other income.  After ground rent, margins decreased in 2003 to 62.6% from 72.1% in the corresponding period in 2002.  The following items drove EBITDA improvements:

(1)          Consolidated GAAP NOI increased $6.0 million:

•      $8.9 million increase from 2003 property acquisitions of 220 East 42nd Street (February 2003), 125 Broad Street (March 2003) and 461 Fifth Avenue (October 2003).

•      $0.3 million increase from the 2003 same-store properties mainly due to (i) rental revenue increases of $0.5 million as GAAP replacement rents were 15% higher than previously fully-escalated rents and (ii) higher reimbursement revenues ($2.3 million) largely due to higher real estate tax escalation income ($2.0 million).  These increases were partially offset by lower signage and other income ($0.7 million) and higher credit loss reserves ($0.2 million).

The increased revenues were partially offset by $2.2 million of increased operating costs resulting from (i) increased real estate taxes ($1.8 million) due to higher assessed values and tax rates, (ii) higher advertising, professional fees and management costs ($0.2 million) and (iii) increased utility expense due to higher oil prices ($0.2 million).

•      $1.3 million decrease from the equity in income from unconsolidated joint ventures primarily due to (i) reduced rental revenue as occupancy decreased to 94.1% at December 31, 2003 (excluding 1221 Avenue of the Americas) as compared to 97.3% in 2002, (ii) increased real estate tax expense ($1.0 million) and (iii) higher operating costs ($0.2 million).  These decreases were partially offset by higher escalation income ($0.5 million) primarily from higher real estate tax reimbursement income.

•      $2.2 million decrease from reduced income from discontinued operations from the sales of 50 West 23rd Street (March 2003), 875 Bridgeport Avenue, Shelton, Connecticut (April 2003) and 1370 Broadway (July 2003).

(2)  $3.9 million increase in investment and preferred equity income primarily due to the recognition of a one-time gain on a mortgage investment, ($3.1 million).  The gain was partially offset by a decrease in the weighted-average asset balance from $194.7 million to $169.4 million.  The weighted-average yield decreased from 12.51% to 11.53% due mainly to lower LIBOR.

(3)  $0.4 million increase in other income net of service corporation operating expenses ($1.5 million) and reduced corporate reserves ($0.5 million)

(4)  $4.5 million decrease from higher MG&A expense.  The increase is primarily due to higher year-end compensation awards.

FFO improved $4.6 million primarily as a result of:

•                  $8.0 million increase in EBITDA

•                  $1.7 million increase from reduced preferred stock dividends

•                  $0.4 million increase from lower amortization of finance costs

•                  $0.3 million increase in FFO adjustment from unconsolidated joint ventures primarily due to increased depreciation expense

•                  $2.2 million decrease in FFO from discontinued operations

•                  $3.7 million decrease from higher interest expense.

The $3.7 million increase in interest expense was primarily due to higher average debt levels associated with new investment activity ($4.1 million) and the funding of ongoing capital projects and working capital requirements ($0.1 million).  These increases were partially offset by reduced loan balances due to previous disposition activity ($0.5 million) and lower interest rates ($0.1 million).

SAME-STORE CASH RESULTS

Same-store fourth quarter cash NOI increased $0.1 million to $29.7 million in 2003 due to a $2.3 million increase in cash revenue partially offset by a $2.2 million increase in operating costs.  Cash operating margins before ground rent decreased from 60.2% to 57.3%.

The $2.3 million increase in cash revenue was due to:

1.               $0.9 million increase in cash rental revenue due to (i) a $0.5 million increase resulting from higher replacement rents, including early renewals, on approximately 975,000 rentable square feet that were 7% higher than previously fully escalated rents and (ii) $0.2 million from increased cash revenue from rent-steps.

2.               $2.3 million increase in escalation and reimbursement revenue due to (i) the increased escalation revenue from real estate taxes ($1.9 million), and higher operating expense escalations ($0.7 million).  These increases were partially offset by reduced reimbursement revenue ($0.3 million).

3.               $0.4 million decrease from reduced weighted-average occupancy in 2003 (96.2%) compared to 2002 (97.0%).

4.               $0.5 million reduction in signage rent.

The $2.2 million increase in same-store operating expenses resulted from:

•                  $1.8 million (25%) increase in real estate taxes due to higher property value assessments (7%) and an increase in the New York City tax rate (18%)

•                  $0.2 million (16%) increase in management, professional and advertising costs

•                  $0.2 million (7%) increase in utility costs primarily due to higher oil prices

The electric recovery rate for the quarter was approximately 90%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at September 30, 2003 was 559,147 useable square feet net of holdover tenants.  During the quarter, 420,734 additional useable office retail and storage square feet became available at an average escalated cash rent of $29.98 per rentable square foot.  The company sold 321 West 44th Street, which included 19,117 usable square feet.  The Company acquired 461 Fifth Avenue and 1221 Avenue of the Americas, which included a total of 41,089 usable square feet.  Space available before holdovers to lease during the quarter totaled 1,001,853 useable square feet, or 6.6% of the total portfolio.

During the fourth quarter, 55 leases were signed totaling 323,929 useable square feet.  New cash rents averaged $30.69 per rentable square foot.  Replacement rents were 11% greater than rents on previously occupied space, which had fully escalated cash rents averaging $27.88 per rentable square foot.  The average lease term was 9.1 years and average tenant concessions were 1.7 months of free rent with a tenant improvement allowance of $28.41 per rentable square foot.  Including early renewals and excluding holdover tenants, the tenant renewal rate was 71.5% based on square feet expiring.  Twenty-nine leases have expired comprising 51,646 useable square feet that are in a holdover status.  This results in 626,278 useable square feet (net of holdovers) remaining available as of December 31, 2003.

The Company signed 13 office leases for 189,974 useable square feet that were for early renewals.  The early renewals for space were not scheduled to become available until after the first quarter of 2004.  The Company was able to renew current office tenants at an average cash rent of $31.61 per rentable square foot, representing a decrease of 10% below the previously fully escalated rents of $35.12.  The average lease term extension on the office early renewals was 10.8 years with a tenant improvement allowance of $11.26 per rentable square foot.

PROPERTY ACTIVITY

The McGraw-Hill Companies Building

1221 Avenue of the Americas

New York, New York

On December 29, 2003, the Company purchased a 45% ownership interest in 1221 Avenue of the Americas, The McGraw-Hill Building, for $450 million, or $394 per square foot, from The McGraw-Hill Companies (NYSE: MHP).  1221 Avenue of the Americas is an approximately 2.47 million square foot, 50 story class “A” office building located in Rockefeller Center.  The property is 99% leased to tenants including The McGraw-Hill Companies, Rockefeller Group International, Inc., Morgan Stanley, Société Générale and J.P. Morgan Chase & Co.  The McGraw-Hill Companies has owned its interest and maintained a significant presence in the building since its construction in 1972.  Rockefeller Group International, Inc. will retain its 55% ownership interest in 1221 Avenue of the Americas and it will continue to manage the property.

321 West 44th Street

New York, New York

On December 16, 2003, a joint venture comprised of the Company and Morgan Stanley Real Estate Fund III, L.P. (“MSREF”), sold 321 West 44th Street to Thor Equities LLC for a sale price of $35.0 million, or approximately $172 per square foot.  321 West 44th Street is a ten-story office building located mid-block between Eighth and Ninth Avenues on 44th Street.  The Company purchased 321 West 44th in March 1998 for $17.0 million.  In May 2000, the Company contributed the property into a joint venture with MSREF and retained a 35% ownership interest.

Structured Finance Activity

As of December 31, 2003, the par value of the Company’s structured finance and preferred equity investments totaled $219.0 million.  The weighted average balance outstanding for the fourth quarter of 2003 was $169.4 million.  During the fourth quarter of 2003, the weighted average yield was 11.5% and the fourth quarter end run rate was 11.9%.

During the fourth quarter of 2003, the Company originated $61.3 million of structured finance investments with an initial yield of 13.69% and received a redemption totaling $10.3 million that was yielding 12.4%. In January 2004, the Company received proceeds from a redemption totaling $15.0 million and contracted or completed originations totaling $77.5 million.  Currently the structured finance portfolio totals $281.6 million with a current weighted-average yield of 11.66%.

During the quarter, the Company recognized a $4.5 million gain from a partial distribution from a joint venture, which owned a mortgage position in a portfolio of office and industrial properties.  In addition, the Company will recognize a gain of approximately $4.0 million in the first quarter of 2004 for additional distributions received from this joint venture investment.

Financing Activity

Common Stock Issuance

On January 16, 2004, the Company completed a public offering of 1.8 million shares of common stock at a gross price of $42.33 per share.  The Company used the net proceeds of approximately $73.9 million, to pay down its unsecured revolving credit facility.

$100.0 Million  Secured Non-Recourse Term Loan

On December 29, 2003, the Company completed a $100.0 million 5-year term loan.  The financing was led by Wells Fargo Bank and has a floating rate of 150 basis points over the current LIBOR rate.

Preferred Stock Issuance

On December 12, 2003, the Company completed a public offering of 6.3 million shares of its 7.625% Series C Cumulative Redeemable Preferred Stock with net proceeds totaling $152.0 million. The shares of Series C preferred stock have a liquidation preference of $25 per share and will be redeemable at par at the option of the Company on or after December 12, 2008.  The Company used the proceeds to partially fund the year-end acquisition of 1221 Avenue of the Americas, The McGraw-Hill Building.

Mortgage Financing

In December 2003, the Company completed a $210.0 million 10-year mortgage refinancing of the property located at 220 East 42nd Street, the News Building.  The mortgage bears interest at a fixed rate of 5.23% per annum.  The financing proceeds were used to pay off the existing $158.0 million first mortgage on the property.  Excess proceeds were used to reduce the outstanding balance on the Company’s unsecured revolving credit facility.

Unsecured Term Loan

On December 5, 2003, the Company borrowed $35.0 million on its unsecured term loan, increasing the balance to the $200.0 million capacity.  The Company executed a serial swap with a first year all-in rate of 2.95% through December 4, 2004, and a blended all-in rate of 5.01% through a final maturity date in June 2008.

Forward Swap Contract

During January 2004, the Company entered into a $65 million serial swap commencing August 2005 with an initial 12-month all-in rate of 4.80% and a blended all-in rate of 5.45% with a final maturity date in June 2008.

Management

Marc Holliday Named Chief Executive Officer

Andrew Mathias Named Chief Investment Officer

On January 5, 2004, the Company announced the promotion of Marc Holliday to Chief Executive Officer. Mr. Holliday, 37, will also remain President, a post he has held since 2001.  Stephen L. Green, the Company’s founder and former CEO, will continue in his position as Chairman of the Board of Directors and he will remain a full time executive officer of the Company with responsibility for developing key market relationships and real estate opportunities while overseeing the firm’s long-term strategic direction.

In connection with Mr. Holliday’s promotion to CEO, the Company has amended his employment agreement to extend it through January 2010.  Pursuant to the amended employment agreement, Mr. Holliday will receive an additional 270,000 restricted shares of SL Green common stock plus a 40% gross-up for income taxes. 95,000 of the shares were vested upon signing and are non-transferable for a period of two years.  The balance of the restricted shares will vest over the remaining term of the employment agreement subject to achieving certain time and performance criteria.

Andrew Mathias has been promoted to Chief Investment Officer to take over the position vacated by Mr. Holliday.  The Company has employed Mr. Mathias since 1999, most recently in the position of Director of Investments.  In his new position, Mr. Mathias will oversee all real estate investment activity including structured finance.

Other

Amendment To Company’s Long-Term Outperformance Compensation Plan

The Company announced in December 2003 that its Board of Directors had ratified an amendment to the Company’s long-term outperformance compensation plan to place a $25.5 million ceiling on the plan’s maximum value. Based on the year-end stock price, the ceiling approximates 635,000 common shares that would be issued in the fourth year of the plan and vest over a total seven-year period. Any common share awards to be issued under the program will be allocated from the Company’s stock option plan.

Accounting Changes for Stock Based Compensation

In December 2003, the Company adopted SFAS 123, “Accounting for stock-based compensation.”  The adoption of this standard, effective as of January 1, 2003, will not require a restatement of the Company’s previously issued quarterly results and the adoption will be reflected in the Company’s 2003 year-end financial statements.

Dividend Increase

On December 8, 2003, the Company declared a dividend distribution of $0.50 per common share for the fourth quarter 2003, representing an annual increase of $0.14 per common share, or a 7.5% increase on an annualized basis. This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.00 per common share.

Today, the Company’s portfolio consists of interests in 26 properties, aggregating 15.1 million square feet.

Consolidation of Affiliate

In connection with recently enacted accounting pronouncements (FIN 46) the Company has consolidated the results of its previously unconsolidated affiliate.  The consolidation is effective July 1, 2003 and is not retroactive for the three and six months ended December 31, 2003.  The consolidated affiliate revenue totaled $1.78 million and $3.2 million and consolidated expenses totaled $3.1 million and $4.6 million for the three and six months ended December 31, 2003.

OTHER

Annually, the Company adjusts the same-store pool to include all properties owned for a minimum of twelve months (since January 1, 2003).  The 2004 same-store pool will include the following wholly owned properties:

2004 SAME-STORE

673 First Avenue	1140 Avenue of the Americas	420 Lexington Avenue
470 Park Avenue South	1466 Broadway	70 West 36th Street
555 West 57th Street	440 Ninth Avenue	1414 Avenue of the Americas
711 Third Avenue	1372 Broadway	292 Madison Avenue
286 Madison Avenue	290 Madison Avenue	17 Battery Place North
110 East 42nd Street	317 Madison Avenue

Beginning in 2004, the Company will also disclose a 2004 same-store pool for the joint venture properties.  The same-store will consist of all properties owned as of January 1, 2003.  The 2004 joint venture same-store pool will include the following properties:

2004 JOINT VENTURE SAME-STORE

180 Madison Avenue (50%)	1250 Broadway (55%)	1515 Broadway (55%)
One Park Avenue (55%)	100 Park Avenue (50%)

(% of SL Green Realty Corp. Ownership)

FINANCIAL HIGHLIGHTS Fourth Quarter Unaudited

	December 31,
	2003	2002
Operational Information
Total Revenues ($000’s)	$86,602	$60,653

Funds from Operations
FFO per share- diluted	$0.89	$0.87
FFO Payout	56.42%	53.05%

Funds Available for Distribution
FAD per share- diluted	$0.53	$0.72
FAD Payout	95.08%	64.67%

Net Income Available to Common Shareholders - Basic	$0.60	$0.55
Net Income Available to Common Shareholders - Diluted	$0.58	$0.54

Dividends per Common share	$0.5000	$0.4650

Weighted Average Shares Outstanding - Diluted	39,764	37,764

Same-store Cash NOI	$29,695	$29,638
Total Book Assets	$2,261,841	$1,473,170

Total Consolidated Debt	$1,119,449	$541,503
Minority Interest	$54,791	$44,718
Preferred Stock	$151,981	$111,721

Quarter End Closing Price - SLG Common Stock	$41.05	$31.60
Equity Market Capitalization	$1,573,093	$1,029,101
Total Market Capitalization	$3,323,600	$2,102,866

Ratios
Consolidated Debt to Total Market Capitalization	39.28%	32.96%
Combined Debt to Total Market Capitalization	47.93%	45.59%

Consolidated Fixed Charge	2.82	2.76
Combined Fixed Charge	2.59	2.79

Portfolio
Total Buildings
Directly Owned	20	19
Joint Ventures	6	6
	26	25

Total SF	15,072,000	11,533,000
End of Quarter Occupancy - Total	95.8%	96.9%
End of Quarter Occupancy - 2003 Same-Store	95.8%	97.1%

COMPARATIVE BALANCE SHEETS Unaudited (000’s omitted)

	12/31/2003	12/31/2002	+/-	9/30/2003	+/-	6/30/2003	+/-
Assets
Commercial real estate properties, at cost:
Land & land interests	168,032	131,078	36,955	167,816	216	167,793	239
Buildings & improvements fee interest	849,013	683,165	165,848	841,716	7,297	839,139	9,874
Buildings & improvements leasehold	317,178	149,326	167,852	251,866	65,312	247,336	69,842
Buildings & improvements under capital lease	12,208	12,208	—	12,208	—	12,208	—
	1,346,431	975,777	370,654	1,273,606	72,825	1,266,476	79,955
Less accumulated depreciation	(156,768)	(126,669)	(30,099)	(147,083)	(9,685)	(136,836)	(19,932)
	1,189,663	849,108	340,555	1,126,523	63,140	1,129,640	60,023
Other Real Estate Investments:
Investment in unconsolidated joint ventures	590,064	214,644	375,420	205,821	384,243	216,620	373,444
Mortgage loans receivable	127,328	78,245	49,083	146,642	(19,314)	104,185	23,143
Preferred equity investments	91,661	67,395	24,266	21,312	70,350	21,332	70,329

Assets held for sale	—	41,536	(41,536)	—	—	50,088	(50,088)
Cash and cash equivalents	38,546	58,020	(19,474)	14,171	24,374	16,810	21,736
Restricted cash:
Tenant security	21,584	20,656	928	20,643	941	20,654	930
Escrows & other	37,958	8,426	29,532	89,996	(52,038)	41,181	(3,223)
Tenant and other receivables, net of $7,533 reserve at 12/31/03	13,165	6,587	6,578	14,022	(857)	10,448	2,717
Related party receivables	6,610	4,868	1,742	7,068	(459)	3,945	2,665
Deferred rents receivable, net of reserve for tenant credit loss of $7,017 at 12/31/03	63,131	55,731	7,400	61,361	1,770	58,834	4,297
Investment in and advances to affiliates	—	3,979	(3,979)	—	—	3,133	(3,133)
Deferred costs, net	39,277	35,511	3,766	36,969	2,308	37,694	1,583
Other assets	42,854	28,464	14,390	20,619	22,235	11,019	31,835

Total Assets	2,261,841	1,473,170	788,671	1,765,147	496,694	1,725,583	536,258

	12/31/2003	12/31/2002	+/-	9/30/2003	+/-	6/30/2003	+/-
Liabilities and Stockholders’ Equity
Mortgage notes payable	583,449	367,503	215,946	532,426	51,023	620,530	(37,081)
Unsecured & Secured term loans	300,000	100,000	200,000	165,000	135,000	100,000	200,000
Revolving credit facilities	236,000	74,000	162,000	95,000	141,000	42,000	194,000
Derivative Instruments-fair value	9,009	10,962	(1,953)	5,390	3,619	12,829	(3,820)
Accrued interest payable	3,500	1,806	1,694	2,553	947	3,158	342
Accounts payable and accrued expenses	44,320	41,197	3,123	46,935	(2,615)	44,951	(631)
Deferred compensation awards	—	1,329	(1,329)	—	—	—	—
Deferred revenue	8,526	3,096	5,430	9,267	(741)	6,464	2,062
Capitalized lease obligations	16,168	15,862	306	16,090	78	16,012	156
Deferred land lease payable	15,166	14,626	540	15,106	60	14,946	220
Dividend and distributions payable	18,647	17,436	1,211	17,914	733	17,923	724
Liabilities related to assets held for sale	—	21,321	(21,321)	—	—	748	(748)
Security deposits	21,968	20,948	1,020	21,110	858	20,872	1,096
Total Liabilities	1,256,753	690,086	566,667	926,791	329,962	900,433	356,320

Minority interest (2,306 units outstanding) at 12/31/03	54,791	44,718	10,073	54,472	319	54,164	627

8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference	—	111,721	(111,721)	—	—	111,984	(111,984)

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	—	151,981	—	151,981	—	151,981
Common stock, $.01 par value 100,000 shares authorized, 36,016 issued and outstanding at 12/31/03	360	304	56	358	2	311	49
Additional paid - in capital	728,397	592,585	135,812	722,565	5,832	609,321	119,076
Deferred compensation plans	(8,446)	(5,562)	(2,884)	(9,062)	616	(8,608)	162
Accumulated other comprehensive loss	(961)	(10,740)	9,779	(5,382)	4,421	(12,702)	11,741
Retained earnings	78,966	50,058	28,910	75,405	3,561	70,680	8,286
Total Stockholders’ Equity	950,297	626,645	323,652	783,885	166,412	659,002	291,295

Total Liabilities and Stockholders’ Equity	2,261,841	1,473,170	788,671	1,765,148	496,693	1,725,583	536,258

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended				Three Months Ended	Twelve Months Ended
	Dec-03	Dec-02	+/-%		Sep-03	Dec-03	Dec-02
Revenues
Rental revenue, net	60,666	45,186	15,480	34%	57,537	225,231	174,648

Free rent	1,336	826	510	62%	1,676	6,033	5,384
Amortization of free rent	(1,044)	(1,107)	63	-6%	(1,103)	(4,054)	(3,632)
Net free rent	292	(281)	573	-204%	573	1,979	1,752

Straight-line rent	2,050	1,150	900	78%	2,066	7,672	5,710
FAS 141 Revenue Adjustment	(58)	—	(58)	0%	(42)	(155)	—
Allowance for S/L tenant credit loss	(650)	(626)	(24)	4%	(268)	(1,694)	(2,590)
Escalation and reimbursement revenues	10,636	6,405	4,231	66%	13,387	42,223	27,203
Signage rent	137	564	(427)	-76%	99	968	1,488
Preferred equity investment income	1,153	1,975	(822)	-42%	658	4,098	7,780
Investment income	8,708	3,977	4,731	119%	3,201	17,988	15,396
Other income	3,668	2,303	1,365	59%	4,113	10,647	5,570
Total Revenues, net	86,602	60,653	25,949	43%	81,324	308,957	236,957

Equity in income/(loss) from affiliates	—	47	(47)	-100%	—	(196)	292
Equity in income from unconsolidated joint ventures	4,007	5,270	(1,263)	-24%	3,036	14,870	18,383

Operating expenses	20,929	14,136	6,793	48%	23,534	80,460	56,172
Ground rent	3,766	3,159	607	19%	3,366	13,562	12,637
Real estate taxes	12,126	7,348	4,778	65%	11,814	44,524	28,287
Marketing, general and administrative	8,048	3,563	4,485	126%	2,994	17,131	13,282
Total Operating Expenses	44,869	28,206	16,663	59%	41,708	155,677	110,378

EBITDA	45,740	37,764	7,976	21%	42,652	167,954	145,254

Interest	12,839	9,112	3,727	41%	11,736	45,950	35,421
FAS 141 Interest Adjustment	(156)	—	(156)	0%	(152)	(457)	—
Depreciation and amortization	12,437	10,040	2,397	24%	12,682	47,282	37,600

Income Before Minority Interest and Items	20,620	18,612	2,008	11%	18,386	75,179	72,233

Income from Discontinued Operations	—	1,721	(1,721)	-100%	482	3,182	6,384
Gain/(Loss) on sale of Discontinued Operations	—	—	—	0%	3,745	21,326	—
Equity in net gain on sale of joint venture property	3,096	—	3,096	0%		3,096	—
Minority interest - OP	(1,424)	(1,167)	(257)	22%	(972)	(4,624)	(4,286)
Net Income	22,292	19,166	3,126	16%	21,641	98,159	74,331

Dividends on convertible preferred shares	—	2,300	(2,300)	-100%	2,093	6,693	9,200
Dividends on convertible perpetual preferred shares	625	—	625	0%	—	625	—
Preferred stock accretion	—	123	(123)	-100%	131	394	490
Net Income Available For Common Shareholders	21,667	16,743	4,924	29%	19,417	90,447	64,641

Ratios
MG&A to Real Estate Revenue, net	11.00%	6.80%			4.08%	6.20%	6.38%
MG&A to Total Revenue, net	9.29%	5.87%			3.68%	5.54%	5.61%
Operating Expense to Real Estate Revenue, net	28.62%	26.98%			32.07%	29.11%	26.98%
EBITDA to Real Estate Revenue, net	62.54%	72.07%			58.11%	60.77%	69.76%
EBITDA before Ground Rent to Real Estate Revenue, net	67.69%	78.10%			62.70%	65.68%	75.83%

	Three Months Ended				Three Months Ended	Twelve Months Ended
	Dec-03	Dec-02	+/-%		Sep-03	Dec-03	Dec-02
Per share data:

Earnings per Share
Net income per share (basic)	0.60	0.55	0.05	9%	0.62	2.80	2.14
Net income per share (diluted)	0.58	0.54	0.04	7%	0.59	2.66	2.09

Taxable Income
Net Income Available For Common Shareholders	21,667	16,743	4,925	29%	19,417	90,447	64,645
Book/Tax Depreciation Adjustment	1,589	2,349	(760)	-32%	1,756	7,938	7,991
Book/Tax Gain Recognition Adjustment	(3,396)	0	(3,396)	0%	(622)	(16,845)	1,680
Other Operating Adjustments	(7,074)	(1,058)	(6,016)	569%	(234)	(13,708)	(10,717)
C-corp Earnings	170	(49)	219	-447%	131	497	(292)
Taxable Income	12,956	17,985	(5,029)	-28%	20,448	68,329	63,307

Dividend per share	0.500	0.465	0.035	8%	0.465	1.90	1.79
Estimated payout of taxable income	167%	91%	76%	84%	92%	116%	100%
Basic weighted average common shares	35,957	30,236	5,721	19%	31,269	32,265	30,376
Diluted weighted average common shares and common share equivalents outstanding	39,764	37,764	2,000	5%	39,186	38,970	37,786

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway, and 1412 Broadway through 1031 exchanges.

JOINT VENTURE STATEMENTS Balance sheet for unconsolidated joint ventures Unaudited (000’s omitted)

	December 31, 2003			December 31, 2002
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	211,209	113,781		217,312	115,980
Buildings & improvements	1,135,704	589,937		909,023	486,047
	1,346,913	703,719		1,126,335	602,027
Less accumulated depreciation	(176,124)	(84,330)		(38,937)	(20,328)

Net Real Estate	1,170,789	619,389		1,087,398	581,699

Cash and cash equivalents	33,047	17,304		26,168	13,597
Restricted cash	23,584	12,760		24,514	13,186
Tenant receivables, net of $1,635 reserve	6,516	3,299		4,039	2,163
Deferred rents receivable, net of reserve for tenant credit loss of $953 at 12/31/03	21,965	11,819		13,346	6,921
Deferred costs, net	12,345	6,572		13,146	7,035
Other assets	183,101	84,076		20,030	11,083

Total Assets	1,451,347	755,219		1,188,641	635,684

Mortgage loan payable	907,943	473,558	references pages 22 & 25	742,621	396,361
Derivative Instruments-fair value	—	—		(47)	(26)
Accrued interest payable	2,044	1,074		2,243	1,167
Accounts payable and accrued expenses	75,104	35,811		20,653	12,690
Security deposits	5,357	2,779		5,167	2,566
Contributed Capital (1)	460,899	241,997	references page 14	418,004	222,926

Total Liabilities and Equity	1,451,347	755,219		1,188,641	635,684

As of December 31, 2003 the Company has six joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 55% interest in 1 Park Avenue contributed in June 2001, a 55% interest in 1515 Broadway acquired in May 2002, and 45% interest in Avenue of the Americas acquired in December 2003.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.  Additional detail is available on page 39.

(1) Contributed capital excludes approximately $348mm of capital which has been recorded in the Investment in unconsolidated joint ventures acount on the company’s balance sheet.

JOINT VENTURE STATEMENTS Statements of operations for unconsolidated joint ventures Unaudited (000’s omitted)

	Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
	Total Property	SLG Property Interest	SLG Subsidiary	Total Property	SLG Property Interest	SLG Subsidiary
Revenues
Rental Revenue, net	32,948	17,495		35,115	18,894
Free rent	1,535	832		125	46
Amortization of free rent	(318)	(167)		19	20
Net free rent	1,217	665		144	66

Straight-line rent	1,638	891		2,054	1,096
FAS 141 Adjustment	214	118
Allowance for S/L tenant credit loss	(418)	(223)		(65)	(28)
Escalation and reimbursement revenues	7,978	4,237		7,077	3,766
Investment income	113	60		182	97
Other income	338	306		182	95
Total Revenues, net	44,028	23,549		44,691	23,986

Expenses
Operating expenses	11,484	6,083		11,842	6,278
Real estate taxes	8,609	4,580		6,834	3,630
Total Operating Expenses	20,093	10,663		18,676	9,908

GAAP NOI	23,935	12,886		26,080	14,106
Cash NOI	21,080	11,330		23,882	12,944

Interest	8,867	4,683		9,332	4,930
Depreciation and amortization	7,768	4,196		7,296	3,877

Net Income	7,300	4,007	references page 16	9,386	5,270

Plus: Real Estate Depreciation	6,825	3,680	references page 21	6,343	3,359
Plus: Management & Leasing Fees	—	—	88	—	—	4
Funds From Operations	14,125	7,687		15,729	8,629

FAD Adjustments:
Plus: Non Real Estate Depreciation	943	516		953	518
Plus: 2% Allowance for S/L Tenant Credit Loss	418	223		65	28
Plus: Net FAS 141 Adjustment	(214)	(118)		—	—
Less: Free and S/L Rent	(2,761)	(1,510)		(2,199)	(1,162)
Less: Second Cycle Tenant Improvement,	(7,936)	(4,349)		(416)	(214)
Less: Second Cycle Leasing Commissions	(1,760)	(915)		(179)	(88)
Less: Recurring Capex	(310)	(168)		(268)	(136)
FAD Adjustment	(11,620)	(6,321)		(2,043)	(1,054)

Operating Expense to Real Estate Revenue, net	26.23%	26.12%		26.68%	26.35%
GAAP NOI to Real Estate Revenue, net	54.67%	55.33%		58.75%	59.21%
Cash NOI to Real Estate Revenue, net	48.15%	48.65%		53.80%	54.34%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY ($000’s omitted)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Deferred Compensation Plan	Accumulated Other Comprehensive Loss	TOTAL

Balance at December 31, 2001	300	583,350	39,684	(7,515)	(2,911)	612,908

Net Income			74,331			74,331
Preferred Dividend and Accretion			(9,690)			(9,690)
Exercise of employee stock options	3	6,644				6,647
Cash distributions declared ($1.7925 per common share)			(54,267)			(54,267)
Comprehensive Income - Unrealized loss of derivative instruments					(7,829)	(7,829)
Redemption of operating partnership units	1	3,128				3,129
Deferred compensation plan		(537)		534		(3)
Amortization of deferred compensation				1,419		1,419
Balance at December 31, 2002	304	592,585	50,058	(5,562)	(10,740)	626,645

Net Income			98,159			98,159
Preferred Dividend and Accretion			(7,712)			(7,712)
Exercise of employee stock options	3	7,589				7,592
Stock Options-fair value		147				147
Cash distributions declared ($1.895 per common share)			(61,539)			(61,539)
Comprehensive Income - Unrealized gain of derivative instruments					9,779	9,779
Dividend reinvestment plan	1	3,650				3,651
Redemption of operating partnership units	3	5,699				5,702
Conversion of preferred stock	47	112,059				112,106
Deferred compensation plan	2	6,668		(6,670)		—
Amortization of deferred compensation				3,786		3,786
Balance at December 31, 2003	360	728,397	78,966	(8,446)	(961)	798,316

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock Based Compensation	Sub-total	Preferred Stock	Diluted Shares
Balance at December 31, 2002	30,421,693	2,145,190	—	32,566,883	4,698,900	37,265,783

YTD share activity	5,594,098	160,765		5,754,863	(4,698,900)	1,055,963
Balance at December 31, 2003- Basic	36,015,791	2,305,955	—	38,321,746	—	38,321,746

Dilution Factor	(3,750,654)	(1,381)	909,092	(2,842,943)	3,491,396	648,453
Balance at December 31, 2003 - Diluted	32,265,137	2,304,574	909,092	35,478,803	3,491,396	38,970,199

COMPARATIVE COMPUTATION OF FFO AND FAD
Unaudited
($000’s omitted - except per share data)

		Three Months Ended			Three Months Ended		Twelve Months Ended December 31,
		Dec-03	Dec-02%		Sep-03%		2003	2002	%
Funds from operations
Net Income before Minority Interests and Items		20,620	18,612	11%	18,386	12%	75,179	72,233	4%

Add:	Depreciation and Amortization	12,437	10,040	24%	12,682	-2%	47,282	37,600	26%
	FFO from Discontinued Operations	—	2,149	-100%	617	-100%	4,134	8,884	-53%
	FFO adjustment for Joint Ventures	3,680	3,359	10%	3,477	6%	13,982	11,025	27%
Less:	Dividends on Convertible Preferred Shares	—	2,300	-100%	2,093	-100%	6,693	9,200	-27%
	Dividends on Perpetual Preferred Shares	625	—	0%	—	0%	625	—	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	870	1,234	-29%	1,237	-30%	4,478	4,313	4%
	Funds From Operations - Basic	35,242	30,626	15%	31,832	11%	128,781	116,229	11%

	Funds From Operations - Basic per Share	0.92	0.94	-2%	0.95	-3%	3.73	3.58	4%

Add:	Dividends on Convertible Preferred Shares	—	2,300	-100%	2,093	-100%	6,693	9,200	-27%
	Funds From Operations - Diluted	35,242	32,926	7%	33,925	4%	135,474	125,429	8%

	Funds From Operations - Diluted per Share	0.89	0.87	2%	0.87	2%	3.48	3.32	5%

Funds Available for Distribution
FFO		35,242	32,926	7%	33,925	4%	135,474	125,429	8%

Add:	Non Real Estate Depreciation	870	1,234	-29%	1,237	-30%	4,478	4,313	4%
	Allowance for S/L tenant credit loss	650	626	4%	268	142%	1,694	2,590	-35%
	Straight-line Ground Rent	60	60	0%	160	-63%	540	440	23%
	Non-cash Deferred Compensation	615	425	45%	454	36%	2,301	1,419	62%
Less:	FAD adjustment for Joint Ventures	6,321	1,054	500%	1,640	285%	12,647	4,994	153%
	FAD adjustment for Discontinued Operations	—	46	-100%	21	-100%	301	461	-35%
	Straight-line Rental Income	2,050	1,150	78%	2,066	-1%	7,672	5,710	34%
	Net FAS 141 Adjustment	98	—	0%	111	-11%	301	—	0%
	Free Rent - Occupied (Net of Amortization, incl. First Cycle)	292	(281)	-204%	573	-49%	1,979	1,751	13%
	Amortization of Mortgage Investment Discount	41	98	-58%	41	1%	204	388	-47%
	Second Cycle Tenant Improvements	5,027	3,134	60%	2,877	75%	15,068	14,857	1%
	Second Cycle Leasing Commissions	685	730	-6%	1,025	-33%	4,863	5,046	-4%
	Revenue Enhancing Recurring CAPEX	390	5	8378%	352	11%	1,055	5	0%
	Non- Revenue Enhancing Recurring CAPEX	1,622	2,324	-30%	779	108%	3,650	2,745	33%

Funds Available for Distribution		20,911	27,009	-23%	26,559	-21%	96,747	98,234	-2%
	Diluted per Share	0.53	0.72	-26%	0.68	-22%	2.48	2.60	-5%
First Cycle Leasing Costs
	Tenant Improvement	28	—	0%	106	-73%	2,438	92	2561%
	Leasing Commissions	20	—	0%	25	-21%	305	279	10%

Funds Available for Distribution after First Cycle Leasing Costs		20,863	27,009	-23%	26,428	-21%	94,004	97,864	-4%

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.52	0.72	-27%	0.67	-22%	2.41	2.59	-7%

Redevelopment Costs		2,209	3,318	-33%	2,850	-22%	9,406	9,099	3%

Payout Ratio of Funds From Operations		56.42%	53.05%		53.71%		54.51%	54.00%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		95.08%	64.67%		68.61%		76.33%	68.95%

SELECTED FINANCIAL DATA
Capitalization Analysis
Unaudited
($000’s omitted)

	December 31,		September 30,	June 30,
	2003	2002	2003	2003
Market Capitalization
Common Equity:
Common Shares Outstanding	36,016	30,422	35,876	31,173
OP Units Outstanding	2,306	2,145	2,306	2,306
Total Common Equity (Shares and Units)	38,321	32,567	38,182	33,479
Share Price (End of Period)	41.05	31.60	36.11	34.89
Equity Market Value	1,573,093	1,029,101	1,378,753	1,168,094

Preferred Equity at Liquidation Value:	157,500	115,000	—	115,000

Real Estate Debt
Property Level Mortgage Debt	515,870	388,404	532,426	620,530
Company’s portion of Joint Venture Mortgages	473,558	396,361	402,635	396,047
Outstanding Balance on - Term Loans	367,579	100,000	165,000	100,000
Outstanding Balance on – Secured Credit Line	66,000	—	14,000	7,000
Outstanding Balance on – Unsecured Credit Line	170,000	74,000	81,000	35,000
Total Combined Debt	1,593,007	958,765	1,195,061	1,158,577

Total Market Cap (Debt & Equity)	3,323,600	2,102,866	2,573,814	2,441,671
Availability
Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	4,000	15,000	11,500	5,000
Outstanding Balance	170,000	74,000	81,000	35,000
Net Line Availability	126,000	211,000	207,500	260,000

Term Loans
Maximum Available	367,579	150,000	200,000	200,000
Outstanding Balance	367,579	100,000	165,000	100,000
Net Availability	—	50,000	35,000	100,000

Secured Line of Credit
Maximum Line Available	75,000	75,000	75,000	75,000
Outstanding Balance	66,000	—	14,000	7,000
Net Line Availability	9,000	75,000	61,000	68,000
Total Availability under Lines of Credit & Term Loans	135,000	336,000	303,500	428,000

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	39.28%	32.96%	36.50%	37.28%
Debt to Gross Real Estate Book Ratio (1)	81.21%	58.37%	61.71%	57.92%
Secured Real Estate Debt to Secured Assets Gross Book (1)	76.59%	66.18%	70.56%	69.89%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	28.01%	20.30%	16.63%	8.26%
Secured Line of Credit to Structured Finance Assets (1, 2)	30.14%	0.00%	8.34%	5.58%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	47.93%	45.59%	46.43%	47.45%
Debt to Gross Real Estate Book Ratio (1)	74.93%	61.41%	63.41%	60.48%
Secured Debt to Secured Assets Gross Book (1, 2)	71.84%	66.24%	68.97%	68.34%

(1)  Excludes property level capital obligations.

(2) Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA
Property NOI and Coverage Ratios
Unaudited
($000’s omitted)

		Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
		Dec-03	Dec-02	+/-%		2003	%	2003	2002
Funds from operations		35,242	30,626	4,616	15%	31,832	11%	128,876	116,233

Less:	Non – Building Revenue	15,151	11,452	3,699	32%	9,598	58%	42,069	39,671

Plus:	Interest Expense (incl. Capital Lease Int.)	12,464	9,809	2,655	27%	11,143	12%	45,877	38,215
	Non Real Estate Depreciation	870	1,235	(365)	-30%	1,237	-30%	4,456	4,325
	MG&A Expense	8,048	3,563	4,485	126%	2,994	169%	17,032	13,282
	Preferred Dividend	625	2,300	(1,675)	-73%	2,093	-70%	7,318	9,200
	GAAP NOI	42,098	36,080	6,018	17%	39,700	6%	161,490	141,584

Non-cash adjustments
Less:	Free Rent (Net of Amortization)	957	(215)	1,172	-545%	1,233	-22%	4,137	2,654
	Net FAS 141 Adjustment	98	—	98	0%	111	-11%	301	—
	Straightline Revenue Adjustment	2,941	2,246	695	31%	2,976	-1%	11,593	9,691

Plus:	Allowance for S/L tenant credit loss	650	626	24	4%	270	141%	1,696	2,659
	Ground Lease Straight-line Adjustment	60	60	—	0%	160	-63%	540	440
	Cash NOI	38,812	34,735	4,077	12%	35,810	8%	147,695	132,338

	Real Estate Revenue, net	73,781	57,136	16,645	29%	74,249	-1%	284,702	227,151

Operating margins
	GAAP NOI/Real Estate Revenue, net	57.06%	63.15%			53.47%		56.72%	62.33%
	Cash NOI/Real Estate Revenue, net	52.60%	60.79%			48.23%		51.88%	58.26%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	62.16%	68.68%			58.00%		61.49%	67.89%
	Cash NOI before Ground Rent/Real Estate Revenue, net	57.63%	66.22%			52.55%		56.45%	63.63%

Components of debt and fixed charges
	Interest on Fixed Rate Loans	9,076	5,921	3,155	53%	7,372	23%	30,342	22,776
	Interest on Floating Rate Loans	3,388	3,888	(500)	-13%	3,771	-10%	15,536	15,438
	Fixed Amortization Principal Payments	1,009	1,659	(650)	-39%	927	9%	3,871	6,417
	Total Debt Service	13,473	11,468	2,005	17%	12,070	12%	49,749	44,631

	Payments under Ground Lease Arrangements	3,706	3,099	607	20%	3,206	16%	13,022	12,197
	Dividends on convertible preferred shares	—	2,300	(2,300)	-100%	2,093	-100%	6,693	9,200
	Dividends on convertible perpetual preferred shares	625	—	625	0%	—	0%	625	—
	Total Fixed Charges	17,804	16,867	937	6%	17,370	3%	70,089	66,028

Adjusted EBITDA		50,236	46,601			46,288		187,245	173,709
Interest Coverage Ratio		4.03	4.75			4.15		4.08	4.55
Debt Service Coverage ratio		3.73	4.06			3.83		3.76	3.89
Fixed Charge Coverage ratio		2.82	2.76			2.66		2.67	2.63

SELECTED FINANCIAL DATA
2003 Same Store
Unaudited
($000’s omitted)

		Three Months Ended December 31,				Three Months Ended September 30,
		2003	2002	+/-%		2003	+/-%

Revenues
	Rental Revenue	47,260	46,134	1,128	2%	47,172	88	0%
	Credit Loss	(602)	(426)	(176)	41%	(131)	(471)	359%
	Signage Rent	33	564	(531)	-94%	50	(17)	-34%
	Escalation & Reimbursement Revenues	9,569	7,295	2,274	31%	10,567	(998)	-9%
	Investment & Other Income	616	1,036	(420)	-41%	1,754	(1,138)	-65%
	Total Revenues	56,876	54,603	2,273	4%	59,412	(2,536)	-4%
Expenses
	Operating Expense	13,834	13,383	451	3%	16,476	(2,642)	-16%
	Ground Rent	3,059	3,159	(100)	-3%	3,259	(200)	-6%
	Real Estate Taxes	9,154	7,348	1,806	25%	9,470	(316)	-3%
		26,047	23,890	2,157	9%	29,205	(3,158)	-11%

	EBITDA	30,829	30,713	116	0%	30,207	622	2%

	Interest	6,364	7,274	(910)	-13%	6,661	(297)	-4%
	Depreciation & Amortization	8,914	8,847	67	1%	9,707	(793)	-8%

	Income Before Minority Interest	15,551	14,592	959	7%	13,839	1,712	12%
Plus:	Real Estate Depreciation & Amortization	8,610	8,394	216	3%	9,069	(459)	-5%

	FFO	24,161	22,986	1,175	5%	22,908	1,253	5%

Less:	Non – Building Revenue	604	824	(220)	-27%	1,491	(887)	-59%

Plus:	Interest Expense	6,364	7,274	(911)	-13%	6,661	(297)	-4%
	Non Real Estate Depreciation	304	453	(149)	-33%	638	(334)	-52%
	GAAP NOI	30,225	29,889	337	1.1%	28,716	1,509	5%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	65	(281)	346	-123%	411	(346)	-84%
	Straightline Revenue Adjustment	1,227	1,118	109	10%	1,314	(87)	-7%

Plus:	Allowance for S/L tenant credit loss	602	426	176	41%	131	471	360%
	Ground Lease Straight-line Adjustment	160	160	—	0%	160	—	0%
	Cash NOI	29,695	29,638	57	0.2%	27,282	2,413	9%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	53.14%	55.14%			49.47%
	Cash NOI to Real Estate Revenue, net	52.21%	54.68%			46.99%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	58.52%	60.97%			55.08%
	Cash NOI before Ground Rent/Real Estate Revenue, net	57.31%	60.21%			52.33%

DEBT SUMMARY SCHEDULE

Unaudited
($000’s omitted)

	Principal O/S Outstanding 12/31/2003	Coupon	Fixed Annual Payment	2004 Principal Repayment	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	76,187	8.29%	7,058	717	10/11/2007	72,320	—	Oct-03
673 First Avenue	35,000	5.67%	1,985	—	2/20/2013	29,863	—	Feb-06
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,323	7.90%	2,453	387	5/1/2009	12,196	—	Apr-03
711 Third Avenue	48,036	8.13%	4,444	434	9/10/2005	47,247	—	Jun-04
220 E 42nd Street	210,000	5.23%	11,360	—	11/1/2013	175,299	—	Dec-06
420 Lexington Avenue	121,324	8.44%	12,563	1,871	11/1/2010	104,406	—	Open

	515,870	6.87%	39,863	3,409
Unsecured fixed rate debt

Fleet Term Loan	67,579	8.10%	5,562	—	11/4/2004	66,959	—	May-04
Wells Fargo Unsecured Term Loan (Libor swap + 150bps) (1)	200,000	4.01%	8,017	—	6/1/2008	200,000	—	Nov-05
	267,579	5.04%	13,579	—

Total Fixed Rate Debt/Wtd Avg	783,449	6.24%	53,442	3,409

Floating rate Debt
Secured floating rate debt

Wells Fargo Unsecured Term Loan (Libor + 150 bps)	100,000	2.62%	—	—	12/29/2008	100,000	—	Dec-04
Secured Line of Credit (Libor + 150bps)	66,000	2.67%	—	—	12/22/2004	—	—	Open
Total Floating Rate Secured Debt/Wtd Avg	166,000	2.64%	—	—

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 150 bps)	170,000	2.76%	—	—	3/20/2006	170,000	—	Open
Total Floating Rate Unsecured Debt/Wtd Avg	170,000	2.76%	—	—

Total Floating Rate Debt Outstanding	336,000	2.70%

Total Debt/Wtd Avg	1,119,449	5.18%

Weighted Average Balance & Interest Rate	801,217	5.61%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	45,000	22,455	4.57%	—	—	7/9/2008	21,297	—	Open
1250 Broadway (Libor Swap of 4.03% + 250bps) (2)	85,000	46,750	6.53%	5,551	—	10/1/2004	46,750	10/1/2006	Open
1221 Avenue of Americas (Eurodollar + 95bps)	175,000	78,750	2.09%	—	—	12/29/2006	78,750	—	Dec-04
1515 Broadway (Libor + 191 bps) (3)	335,000	184,250	4.04%	—	—	5/14/2004	184,250	5/14/2006	Open
1 Park Avenue (Libor + 150 bps)	150,000	82,500	2.74%	—	—	1/10/2005	82,500	—	Open
100 Park Avenue JV	117,943	58,853	8.00%	10,743	1,010	9/1/2010	53,637	—	Open

Total Joint Venture Debt/Wtd Avg	907,943	473,558	4.25%	16,294	1,010

Weighted Average Balance & Interest Rate with SLG JV debt		1,206,670	5.29%

(1) WF term loan consists of three trauches all of which mature in June 2008. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, and 3.95% on $65mm.

(2) Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.

(3) Spread on 1515 is weighted for first mortgage and mezzanine pieces. In August 2002 a swap at a Libor of 2.29% was placed on $100mm of SL Green’s share of debt.

SUMMARY OF GROUND LEASE ARRANGEMENTS
Consolidated Statement (REIT)
($000’s omitted)

Property	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,108	3,304	3,304	13,825	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,341	2032
461 Fifth Avenue	1,787	1,787	894	—	—	2006	(6)
125 Broad Street (2)	1,075	1,075	1,075	1,075	—	2067	(7)
Total	14,844	14,942	14,245	13,351	15,166

Capitalized Lease
673 First Avenue	1,290	1,322	1,416	1,416	16,168	2037

(1) Per the balance sheet at December 31, 2003.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4) Subject to renewal at the Company’s option through 2029.

(5) Excludes portion payable to SL Green as owner of 50% leasehold.

(6) The Company has an option to extend the ground lease for 3 successive periods of twenty-one years each followed by a fourth period of fifteen years. The Company also has an option to purchase the ground lease for a fixed price on a specific date.

(7) The Company has an option to extend the ground lease for five years and six months starting January 1, 2068. The Condo Association has given notice that it will purchase the ground lease for $15 million during the third quarter of 2004.

STRUCTURED FINANCE

($000’s omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate
12/31/2002	145,639	194,693	12.51%	12.68%	1.35%

Originations/Accretion (1)	23,040
Preferred Equity	(53,500)
Redemptions	(683)
3/31/2003	114,496	125,180	12.38%	12.73%	1.24%

Originations/Accretion (1)	11,022
Preferred Equity	—
Redemptions	—
6/30/2003	125,518	120,010	12.40%	12.01%	1.08%

Originations/Accretion (1)	70,021
Preferred Equity	—
Redemptions	(27,584)
9/30/2003	167,954	128,030	11.27%	11.35%	1.05%

Originations/Accretion (1)	1,955
Preferred Equity	59,380
Redemptions	(10,300)
12/31/2003	218,989	169,393	11.53%	11.91%	1.12	%(2)

(1) Accretion includes original issue discounts and compounding investment income.

(2) At quarter end $100mm of assets have fixed index rates. The weighted average base rate libor is 3.18%.

STRUCTURED FINANCE

($000’s omitted)

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield

Junior Mortgage	$71,426	$519,000	$125	10.86%	10.29%

Mezzanine Debt (2)	$55,902	$418,000	$308	12.12%	12.32%

Preferred Equity	$91,661	$236,500	$51	12.94%	12.92%

Balance as of 12/31/03	$218,989	$1,173,500	$141	11.53%	11.91%

Maturing Balance	$99,763	$78,000	$15,809	$5,479	$19,938

(1) 54% investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) Mezzanine debt includes mezzanine investment in retail real estate.

SELECTED PROPERTY DATA

			Rentable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	Submarket	Ownership	Sq. Feet	Sq. Feet	Dec-03	Sep-03	Jun-03	Mar-03	Dec-02	Rent ($’s)	100%	SLG	Tenants

PROPERTIES 100% OWNED
“Same Store”
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	96.0	96.0	97.8	97.1	97.8	7,915,764	3	2	23
110 East 42nd Street	Grand Central	Fee Interest	181,000	1	85.8	91.8	94.7	98.6	98.6	6,055,260	2	1	26
1372 Broadway	Times Square South	Fee Interest	508,000	3	99.5	99.6	99.6	99.6	97.9	16,112,808	6	4	27
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	94.3	94.3	94.3	93.0	94.3	4,486,728	2	1	21
1466 Broadway	Times Square	Fee Interest	289,000	2	89.4	91.3	90.0	89.3	88.6	10,301,472	4	3	97
17 Battery Place - North	World Trade/ Battery	Fee Interest	419,000	3	100.0	100.0	100.0	100.0	100.0	9,463,248	4	2	7
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	89.1	89.7	91.3	94.8	93.0	3,267,768	1	1	37
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	100.0	1,456,164	1	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	88.7	93.0	91.0	95.4	99.7	6,559,740	2	2	17
317 Madison Avenue	Grand Central	Fee Interest	450,000	3	90.4	94.9	94.9	96.1	93.4	13,318,236	5	3	98
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	8	94.1	97.5	96.2	95.4	95.0	48,469,512	18	11	266
440 Ninth Avenue	Times Square South	Fee Interest	339,000	2	100.0	100.0	98.9	92.5	92.3	10,197,972	4	2	15
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest	260,000	2	85.7	94.7	94.5	92.7	99.7	7,859,160	3	2	25
555 West 57th	Midtown West	Fee Interest	941,000	6	99.8	99.9	100.0	100.0	100.0	22,365,768	8	6	20
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	99.8	99.8	99.8	99.8	99.8	14,162,244	5	4	16
70 West 36th Street	Times Square South	Fee Interest	151,000	1	96.8	96.8	96.3	90.4	92.3	4,079,484	2	1	31
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	99.8	99.8	99.8	99.8	99.1	20,685,396	7	5	19
Subtotal / Weighted Average			6,310,000	40	95.8	97.5	97.3	96.9	96.9	$206,756,724	77	50	749

Adjustments

125 Broad Street	Downtown	Leasehold Interest	525,000	3	100.0	100.0	100.0	100.0	—	16,185,024	6	3	5
220 East 42nd Street	Grand Central East	Fee Interest	1,135,000	8	94.5	94.5	94.5	91.9	—	35,572,822	13	9	42
461 Fifth Avenue	Grand Central	Leasehold Interest	200,000	1	93.9	—	—	—	—	11,261,760	4	3	19
Subtotal / Weighted Average			1,860,000	12	96.0	96.2	85.9	84.3		$63,019,606	23	15	66

Total/ Weighted Average Properties 100% Owned			8,170,000	52	95.8	97.3	97.0	96.3	96.6	$269,776,330	100	65	815

PROPERTIES <100% OWNED
Unconsolidated
180 Madison Avenue - 50%	Grand Central South	Fee Interest	265,000	2	85.6	87.0	85.7	83.8	82.0	7,621,008		1	50
1 Park Avenue - 55%	Grand Central South	Various Interests	913,000	6	91.1	86.0	85.9	85.9	98.6	32,935,152		4	16
1250 Broadway -55%	Penn Station	Fee Interest	670,000	5	91.9	91.8	92.6	98.2	98.5	19,459,632		3	28
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	6	97.6	95.8	95.8	98.3	99.0	31,866,474		4	39
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	12	96.2	95.8	97.0	96.7	98.5	64,986,516		8	15
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,470,000	17	98.8	—	—	—	—	123,568,632		15	24
Subtotal / Weighted Average			6,902,000	48	95.8	92.6	93.0	95.5	97.3	$280,437,414		35	172

Grand Total/ Weighted Average			15,072,000	100	95.8	95.5	95.5	95.5	96.9	$550,213,744			987
Grand Total - SLG share of Annualized Rent										$409,646,183		100

(1)  Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties (1)

Tenant Name	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent
Viacom International, Inc.	1515 Broadway	2004, 2006, 2008, 2009, 2013	1,277,895	$57,967,860	$45.36	10.5%	$31,882,323	7.8%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010, 2017	419,111	$12,951,060	$30.90	2.4%	$12,951,060	3.2%
Salomon Smith Barney	125 Broad Street	2010	330,900	$10,175,208	$30.75	1.8%	$10,175,208	2.5%
Visting Nurse Services	1250 Broadway	2005, 2006 & 2011	264,331	$7,207,380	$27.27	1.3%	$3,964,059	1.0%
The City of New York	17 Battery Place	2012	249,854	$5,711,832	$22.86	1.0%	$5,711,832	1.4%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$3,683,988	$16.17	0.7%	$3,683,988	0.9%
CBS, Inc.	555 West 57th Street	2013	188,583	$3,912,480	$20.75	0.7%	$3,912,480	1.0%
Philip Morris Managament Corp	100 Park Avenue	2007	175,887	$7,456,032	$42.39	1.4%	$3,720,560	0.9%
City University of New York - CUNY	555 West 57th Street	2010, 2011, & 2015	171,733	$5,116,524	$29.79	0.9%	$5,116,524	1.2%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$5,750,424	$34.15	1.0%	$2,869,462	0.7%
Segal Company	1 Park Avenue	2009	157,947	$6,080,736	$38.50	1.1%	$3,344,405	0.8%
The Mt. Sinai & NYU Hospital Centers	1 Park Avenue	2013 & 2015	140,600	$5,170,608	$36.78	0.9%	$2,843,834	0.7%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$4,098,912	$30.43	0.7%	$4,098,912	1.0%
Tribune Newspaper	220 East 42nd Street	2010	134,208	$3,940,920	$29.36	0.7%	$3,940,920	1.0%
St. Luke’s Roosevelt Hospital	555 West 57th Street	2014	134,150	$3,466,056	$25.84	0.6%	$3,466,056	0.8%
Ross Stores	1372 Broadway	2010	126,001	$3,579,288	$28.41	0.7%	$3,579,288	0.9%
Fahenstock & Co., Inc.	125 Broad Street	2004 & 2013	103,566	$3,058,656	$29.53	0.6%	$3,058,656	0.7%
Minskoff/Nederlander JV (2)	1515 Broadway	2024	102,452	$210,000	$2.05	0.0%	$115,500	0.0%
Ketchum, Inc.	711 Third Avenue	2015	100,876	$4,403,520	$43.65	0.8%	$4,403,520	1.1%
Coty Inc.	1 Park Avenue	2015	100,629	$3,998,916	$39.74	0.7%	$2,199,404	0.5%
CHF Industries	1 Park Avenue	2005	100,000	$3,678,360	$36.78	0.7%	$2,023,098	0.5%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006 & 2009	99,650	$3,953,932	$39.68	0.7%	$3,953,932	1.0%
Ann Taylor, Inc.	1372 Broadway	2010	93,020	$2,834,208	$30.47	0.5%	$2,834,208	0.7%
United Nations Population Fund	220 East 42nd Street	2010	91,021	$4,042,200	$44.41	0.7%	$4,042,200	1.0%
Crain Communications	711 Third Avenue	2009	90,531	$3,648,612	$40.30	0.7%	$3,648,612	0.9%

TOTAL			5,183,804	$176,097,712	$33.97	32.0%	$131,540,041	32.1%

Wholly Owned Portfolio + Allocated JV Properties			15,072,000	$550,213,744	$36.51		$409,646,183

(1) Excludes minority owned property not managed by SL Green.

(2) Minskoff/Nederlander JV pays percentage rent.

1221 AVENUE of the AMERICAS TOP 5 TENANTS BY SQUARE FEET LEASED

Tenant Name	Total Leased Square Feet	% of SLG Share of Annualized Rent

Morgan Stanley	496,249	3.4%
Societe Generale	286,662	2.6%
The McGraw Hill Companies, Inc.	443,399	2.1%
The Columbia House Company	175,312	0.9%
Sonnenschein, Nath & Rosenthal	147,997	0.8%
	1,549,619	9.8%

FOURTH QUARTER 2003 - LEASING ACTIVITY Available Space

Activity Type	Building Address		# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)*
Vacancy at 9/30/03				559,147

Acquired Vacancies
	Office
		1221 Avenue of the Americas		28,739
		461 Fifth Avenue		12,350
				41,089
Sold Vacancies
	Office
		321 West 44th Street		(19,117)

Expiring Space
	Office
		317 Madison Avenue	11	31,842	41,399	24.18
		220 East 42nd Street	2	3,758	4,621	35.90
		180 Madison Avenue	4	18,147	22,637	27.52
		100 Park Avenue	2	22,570	28,710	38.69
		1250 Broadway	1	2,644	3,617	28.30
		286 Madison	2	3,046	3,766	28.36
		292 Madison	1	8,113	10,113	28.00
		555 W 57th Street	2	96,246	107,144	17.12
		470 Park Ave South	2	8,792	12,135	28.21
		673 First Avenue	1	32,820	40,000	29.54
		1140 Sixth Avenue	3	6,080	8,030	26.59
		1372 Broadway	2	643	878	26.50
		110 East 42nd Street	4	15,433	20,685	44.97
		1466 Broadway	11	12,440	17,208	38.14
		420 Lexington Avenue	16	19,978	24,451	36.73
		Total/Weighted Average	64	282,552	345,394	27.43

	Retail
		1515 Broadway	1	4,000	4,000	217.11
		292 Madison Avenue	1	2,560	2,560	84.21
		1140 Sixth Avenue	1	1,737	2,412	32.39
		1466 Broadway	1	756	1,437	61.81
		Total/Weighted Average	4	9,053	10,409	120.18

	Storage
		317 Madison	1	51	51	12.00
		1515 Broadway	2	713	719	20.00
		1 Park Avenue	1	2,079	2,654	22.00
		1250 Broadway	1	216	216	5.00
		1466 Broadway	1	359	359	6.69
		420 Lexington Avenue	1	254	254	25.00
		555 West 57th Street	1	2,897	3,972	9.50
		Total/Weighted Average	8	6,569	8,225	14.70

Move Outs
	Office
		317 Madison Avenue	4	21,064	26,606	30.64
		180 Madison Avenue	2	4,443	4,443	35.03
		286 Madison	2	4,802	6,000	30.16
		1372 Broadway	1	18,474	22,192	24.45
		1466 Broadway	2	2,807	3,961	37.96
		420 Lexington Avenue	3	44,879	52,493	30.67
		Total/Weighted Average	14	96,469	115,695	29.86

Activity Type	Building Address		# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)*

	Retail
		470 Park Avenue South	1	22,000	22,000	22.73
		420 Lexington Avenue	1	2,969	2,969	106.38
		Total/Weighted Average	2	24,969	24,969	32.68
Evicted Tenants
	Office
		Total/Weighted Average	—	—	—

	Retail
		Total/Weighted Average	—	—	—	—
Relocating Tenants
	Office
		420 Lexington Avenue	1	1,122	1,723	39.96
		Total/Weighted Average	1	1,122	1,723	39.96
Available Space
	Office		79	380,143	462,812	28.08
	Retail		6	34,022	35,378	58.42
	Storage		8	6,569	8,225	14.70
		Total	93	420,734	506,415	29.98

	Available Space			1,001,853

* Escalated Rent is calculated as Total Annual Income less Electric Charges.

FOURTH QUARTER - 2003 LEASING ACTIVITY Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months

Available Space as 12/31/03				1,001,853

Renewing Tenants
Office
	220 East 42nd Street	1	5.0	1,947	2,810	37.00	33.21	14.00	—
	317 Madison Avenue	6	3.9	12,343	18,250	30.70	29.92	4.11	1.0
	100 Park Avenue	2	2.8	22,570	28,710	29.56	38.69	—	1.0
	286 Madison Avenue	1	1.0	1,674	2,391	27.00	27.70	—	—
	555 West 57th Street	1	10.0	95,550	125,872	28.50	13.76	20.18	—
	1140 Sixth Avenue	1	0.5	1,756	2,618	28.65	22.54	—	—
	110 East 42nd Street	1	1.0	1,448	2,003	36.00	45.62	—	—
	1466 Broadway	2	2.4	1,894	2,797	37.60	38.44	—	2.0
	420 Lexington Avenue	3	2.8	3,404	4,142	32.52	35.14	—	0.5
	Total/Weighted Average	18	7.6	142,586	189,593	29.28	20.85	14.00	0.3

Storage
	555 West 57th Street	1	10.0	2,897	4,141	15.00	9.11	—	—
	Total/Weighted Average	1	10.0	2,897	4,141	15.00	9.11	—	—

Relocating Tenants
Office
	420 Lexington Avenue	1	5.0	2,441	3,775	36.72	39.96	3.48	1.4
	Total/Weighted Average	1	5.0	2,441	3,775	36.72	39.96	3.48	1.4

New Tenants Replacing Old Tenants
Office
	317 Madison Avenue	4	11.6	19,268	24,977	34.65	25.58	40.97	12.0
	1 Park Avenue	2	9.8	49,392	64,115	34.86	44.14	63.32	6.0
	180 Madison Avenue	1	3.0	808	806	40.00	29.74	10.00	4.0
	100 Park Avenue	3	8.6	14,996	20,787	41.71	38.52	60.23	19.0
	1250 Broadway	1	10.0	3,830	5,471	30.06	27.19	8.98	5.0
	286 Madison Avenue	1	10.3	4,122	5,353	27.00	28.26	48.27	—
	470 Park Avenue South	1	5.0	7,432	9,735	28.00	28.11	49.00	3.0
	673 First Avenue	1	17.7	32,820	41,311	26.00	29.54	25.00	—
	1372 Broadway	1	8.7	18,474	24,260	28.50	22.37	25.00	8.5
	110 East 42nd St	2	4.3	1,840	2,628	33.32	43.63	31.31	2.0
	1466 Broadway	2	4.0	2,545	3,743	33.56	35.73	21.01	4.0
	420 Lexington Avenue	9	5.7	11,561	16,907	35.36	37.24	29.51	18.5
	Total/Weighted Average	28	10.5	167,086	220,093	32.52	34.11	42.83	2.9

Retail
	420 Lexington Avenue	1	5.3	530	530	25.00	15.00	—	—
	Total/Weighted Average	1	5.3	530	530	82.05	15.00	—	—

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months

Storage
	555 West 57th Street	1	10.0	2,897	4,141	15.00	9.11	—	—
	Total/Weighted Average	1	10.0	2,897	4,141	15.00	9.11	—	—

Total/Weighted Average Office		47	9.2	312,113	413,461	31.07	28.08	29.25	1.9
Total/Weighted Average Retail		1	5.3	530	530	25.00	15.00	—	—
Total/Weighted Average Storage		1	10.0	2,897	4,141	15.00	9.11	—	—

New Tenants Replacing Vacancies
Office
	1466 Broadway	2	2.6	1,970	2,883	35.17	—	6.43	2.0
	Total/Weighted Average	2	2.6	1,970	2,883	35.17	—	6.43	1.0

Storage
	1515 Broadway	3	6.4	6,389	6,389	14.56	—	4.70	2.0
	286 Madison Avenue	1	5.0	30	43	20.00	—	—	—
	Total/Weighted Average	4	6.4	6,419	6,432	14.60	—	4.67	0.5

Leased Space
Office		49	9.1	314,083	416,344	31.10	28.08	29.09	1.8
Retail		1	5.3	530	530	25.00	15.00	—	—
Storage		5	7.8	9,316	10,573	14.75	9.11	2.84	0.4
	Total	55	9.1	323,929	427,447	30.69	27.88	28.41	1.7

Sold Vacancies
Sub-Total Available Space @ 12/31/03				677,924
Holdover Tenants
Office
	317 Madison	1	0.0	1,534	1,942	26.06	26.06	—	—
	180 Madison	4	0.0	18,147	22,637	27.52	27.52	—	—
	286 Madison Avenue	1	0.0	1,372	1,375	29.51	29.51	—	—
	1140 Sixth Avenue	2	0.0	4,324	5,760	28.19	28.19	—	—
	1372 Broadway	1	0.0	369	504	26.19	26.19	—	—
	110 East 42nd Street	1	0.0	1,390	1,936	47.74	47.74	—	—
	1466 Broadway	6	0.0	3,389	4,049	40.47	40.47	—	—
	420 Lexington Avenue	6	0.0	10,996	13,179	32.08	32.08	—	—
		22	0.0	41,521	51,382	30.53	30.53	—	—

Retail
	1140 Sixth Avenue	1	0.0	1,737	2,412	32.39	32.39	—	—
	292 Madison Avenue	1	0.0	2,560	2,560	84.21	84.21	—	—
	1466 Broadway	1	0.0	756	1,437	61.81	61.81	—	—
	1515 Broadway	1	0.0	4,000	4,000	217.11	217.11	—	—
		4	0.0	9,053	10,409	120.18	120.18	—	—

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months

Storage
	1515 Broadway	2	0.0	713	719	20.00	20.00	—	—
	1466 Broadway	1	0.0	359	359	6.69	6.69	—	—
		3	0.0	1,072	1,078	15.57	15.57	—	—

Total Available Space @12/31/03				626,278

Early Renewals
Office
	317 Madison Avenue	1	5.0	1,006	1,462	28.96	21.63	—	—
	1 Park Avenue	2	10.0	61,323	80,000	36.50	40.20	10.00	—
	180 Madison Avenue	1	1.0	465	683	42.44	42.44	—	—
	555 W 57th Street	3	5.6	45,371	58,570	29.38	37.54	—	—
	673 First Avenue	2	15.0	62,314	78,464	29.00	29.98	25.00	—
	1466 Broadway	1	1.0	838	1,207	39.00	41.47	—	—
	420 Lexington	3	13.3	18,657	27,986	29.19	30.20	1.26	—
		13	10.8	189,974	248,372	31.61	35.12	11.26	—

Renewals
	Expired/Renewed Office	18	7.6	142,586	189,593	29.28	20.85	14.00	0.3
	Early Renewals Office	13	10.8	189,974	248,372	31.61	35.12	11.26	—
	Early Renewals Retail	0	0.0	—	—	—	—	—	—
	Early Renewals Storage	0	0.0	—	—	—	—	—	—
	Total	31	9.4	332,560	437,965	30.60	28.94	12.45	0.1

*  Annual Base Rent

** Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS

Consolidated Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($ ’s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf

In 1st Quarter 2003*	11	5,799	0.07%	$194,448	$33.53	$37.10
In 2nd Quarter 2003*	3	6,169	0.08%	$172,704	$28.00	$38.26
In 3rd Quarter 2003*	2	1,871	0.02%	$65,796	$35.17	$39.43
In 4th Quarter 2003*	16	91,152	1.13%	$3,348,024	$36.73	$32.44
Total 2003	32	104,991	1.31%	$3,780,972	$36.01	$33.16

In 1st Quarter 2004	32	81,860	1.02%	$3,404,376	$41.59	$38.45
In 2nd Quarter 2004	26	199,957	2.49%	$7,439,328	$37.20	$30.66
In 3rd Quarter 2004	39	121,635	1.51%	$4,243,788	$34.89	$35.58
In 4th Quarter 2004	35	122,152	1.52%	$4,189,380	$34.30	$33.96
Total 2004	132	525,604	6.54%	$19,276,872	$36.68	$33.78

2005	140	559,916	6.96%	$20,343,768	$36.33	$34.86
2006	105	598,253	7.44%	$19,566,372	$32.71	$33.71
2007	84	356,838	4.44%	$13,117,620	$36.76	$36.62
2008	99	629,605	7.83%	$22,246,872	$35.33	$34.26
2009	41	611,281	7.60%	$21,559,608	$35.27	$33.70
2010	65	1,521,466	18.92%	$50,836,704	$33.41	$34.18
2011	25	316,272	3.93%	$14,187,228	$44.86	$36.08
2012	26	753,243	9.37%	$18,623,076	$24.72	$28.56
Thereafter	83	2,063,201	25.66%	$66,237,238	$32.10	$34.35

	832	8,040,670	100.00%	$269,776,330	$33.55	$33.82

* Includes month to month holdover tenants that expired prior to 12/31/03.

**Tenants may have multiple leases.

***Represents current in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS

Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($ ’s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf

In 1st Quarter 2003*	1	640	0.01%	$12,804	$20.01	$47.00
In 2nd Quarter 2003*	0	0	0.00%	$0	$0.00	$0.00
In 3rd Quarter 2003*	3	42,037	0.64%	$863,784	$20.55	$47.00
In 4th Quarter 2003*	7	31,018	0.47%	$1,760,064	$56.74	$40.36
Total 2003	11	73,695	1.11%	$2,636,652	$35.78	$44.21

In 1st Quarter 2004	2	—	0.00%	$0	$0.00	$0.00
In 2nd Quarter 2004	8	62,612	0.95%	$2,178,624	$34.80	$48.16
In 3rd Quarter 2004	7	103,111	1.56%	$4,003,866	$38.83	$40.04
In 4th Quarter 2004	3	8,027	0.12%	$695,616	$86.66	$49.72
Total 2004	20	173,750	2.63%	$6,878,106	$39.59	$43.41

2005	27	486,973	7.37%	$16,591,548	$34.07	$45.15
2006	26	388,081	5.87%	$11,488,392	$29.60	$38.55
2007	13	460,271	6.96%	$24,269,328	$52.73	$49.97
2008	20	540,364	8.17%	$21,185,940	$39.21	$48.36
2009	21	631,217	9.55%	$26,949,480	$42.69	$44.72
2010	16	1,297,951	19.63%	$54,573,132	$42.05	$45.70
2011	6	165,256	2.50%	$6,782,352	$41.04	$47.08
2012	8	358,561	5.42%	$5,386,008	$15.02	$43.49
Thereafter	23	2,035,256	30.78%	$103,696,476	$50.95	$55.54

	191	6,611,375	100.00%	$280,437,414	$42.42	$48.53

* Includes month to month holdover tenants that expired prior to 12/31/03

**Tenants may have multiple leases.

***Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2003	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	94	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	89	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	100	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Times Square South	339,000	76	100	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North			—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	89
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	89
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	98	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	86	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	91	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	90	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway- 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	92	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	96	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	United Nations	1,135,000	92	95	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Fee Interest	Grand Central	200,000	94	94	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,470,000	99	99	$1,000,000,000
				4,330,000			$1,417,900,000

(1) Acquisition price represents gross price for consolidated acquisitions as well as joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45 JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income/ (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings.  For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired.  Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG’s pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends.  In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests’ share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported.  Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.”  These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TI’s and LC’s are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space.  Costs incurred prior to leasing available square feet are not included until such space is leased.  Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares.  SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less than JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green	Thomas E. Wirth
Chairman of the Board	Chief Financial Officer
Marc Holliday	Gerard Nocera
CEO and President	Executive VP, Director of Real Estate
Michael W. Reid	Andrew S. Levine
Chief Operating Officer	General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314) 955-5452	aubuchond@agedwards.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Credit Suisse First Boston	Jay Haberman	(212) 538-5250	Jay.haberman@csfb.com
Deutsche Banc Alex. Brown	Louis W. Taylor	(212) 469-4912	louis.taylor@db.com
Goldman Sachs	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
Legg Mason Wood Walker, Inc.	David Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
McDonald & Company	Anatole Pevnev	(216) 263-4783	apevnev@mcdinvest.com
Prudential Securities	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727) 567-2253	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212) 816-0231	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.